UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2015 (August 31, 2015)

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.
On August 31, 2015, Computer Sciences Corporation (“CSC”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 31, 2015, with Computer Sciences Government Services Inc., a Nevada corporation and a direct, wholly-owned subsidiary of CSC (“Computer Sciences GS”), Star First Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Computer Sciences GS (“Merger Sub Inc.”), Star Second Merger Sub LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Computer Sciences GS (“Merger Sub LLC”), SRA Companies, Inc., a Delaware corporation (“SRA Parent”), SRA International, Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of SRA Parent, and certain stockholders of SRA Parent.
The following description of the Merger Agreement, and the transactions contemplated thereby, are included to provide you with information regarding their terms. They do not purport to be a complete description and are qualified in their entirety by reference to the full text of such agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.
Merger Agreement

The Merger Agreement provides that Merger Sub Inc. will merge with and into SRA Parent (the “First Merger”), with SRA Parent surviving the First Merger, and immediately after the First Merger, SRA Parent will merge with and into Merger Sub LLC (the “Second Merger” and, together with the First Merger, the “Mergers”), with Merger Sub LLC surviving the Second Merger. As a result of the Mergers, SRA Parent will become a direct wholly owned subsidiary of Computer Sciences GS.

The Mergers will occur following the consummation by CSC of an internal reorganization (the “Internal Reorganization”), the distribution by CSC to the CSC stockholders of all of the issued and outstanding shares of common stock of Computer Sciences GS (the “Distribution” and, together with the Internal Reorganization, the “Separation”), and the payment by Computer Sciences GS of a special cash dividend in an aggregate amount of no more than $1,500,000,000 to CSC or to the stockholders that receive shares of common stock of Computer Sciences GS in the Distribution (the “Special Dividend”), all pursuant to a Master Separation and Distribution Agreement to be entered into by and between CSC and Computer Sciences GS (the “Distribution Agreement”) and certain ancillary agreements to be entered by and between CSC and Computer Sciences GS in connection with the Separation (collectively, and together with the Distribution Agreement, the “Separation Agreements”).

At the effective time of the First Merger, all of the outstanding shares of SRA Parent common stock will be automatically converted into the right to receive, in the aggregate, merger consideration consisting of (i) $390,000,000.00 in cash and (ii) shares of Computer Sciences GS common stock representing in the aggregate approximately 15.32% of the total number of shares of Computer Sciences GS common stock outstanding immediately after the effective time of the First Merger (the “Merger Consideration”). The cash and stock portions of the Merger Consideration will be allocated among the stockholders and optionholders of SRA Parent on a pro rata basis (based on the number of shares and options held by them immediately prior to the effective time of the First Merger), except that the Merger Consideration received by certain of the SRA Parent stockholders and the holders of unvested performance-based options will consist solely of shares of Computer Sciences GS common stock.

Computer Sciences GS and Providence have agreed to enter into an agreement pursuant to which, following the Second Merger, Providence Equity Partners VI LP and Providence Equity Partners VI A LP (together, “Providence”) will have the right to designate for nomination one individual, subject to review and approval of such individual’s nomination by the board of directors of Computer Sciences GS in accordance with its regular corporate governance procedures, to serve on the board of directors of Computer Sciences GS so long as Providence, together with any investment funds that are controlled affiliates of Providence Equity Partners LLC, holds at least 5% of the outstanding common stock of Computer Sciences GS.

The consummation of the Mergers is subject to, among other conditions, (i) the completion of the Separation and payment of the Special Dividend, (ii) the expiration of the applicable waiting period under the HSR Act, (iii) the effectiveness of the registration statement to be filed with the SEC and the approval for listing on the NYSE or the NASDAQ Global Market of the shares of Computer Sciences GS common stock to be issued in the Distribution and the Mergers, (iv) the entry by Computer Sciences GS into definitive agreements providing for debt financing of the transactions, (v) the accuracy of the parties’ representations and warranties and the performance of their respective covenants contained in the Merger Agreement, and (vi) certain other customary conditions.

The Merger Agreement contains customary representations, warranties and covenants, including a covenant for CSC and Computer Sciences GS to use commercially reasonable efforts to consummate and make effective the Separation and payment of the Special Dividend contemplated by the Distribution Agreement in accordance with its terms prior to April 1, 2016.

The Merger Agreement contains certain termination rights for both SRA Parent and CSC. The Merger Agreement further provides that, if the Separation is not completed in accordance with the terms and conditions of the Separation Agreements on or before April 1, 2016, a termination fee of $100,000,000 may be payable by CSC to SRA Parent upon termination of the Merger Agreement under specified circumstances.

Forms of the Separation Agreements that will govern the terms of the Separation are attached as exhibits to the Merger Agreement, including the Distribution Agreement, an Employee Matters Agreement, an Intellectual Property Matters Agreement, a Non-U.S. Agency Agreement, a Real Estate Matters Agreement, a Tax Matters Agreement, and a Transition Services Agreement as well as a form of Registration Rights Agreement (the “Registration Rights Agreement”) that will require Computer Sciences GS to grant certain registration rights to stockholders of SRA Parent after the Mergers. Among other things, the Registration Rights Agreement will require Computer Sciences GS to file a shelf registration statement promptly after the Mergers and to grant certain piggy back rights to the stockholders of SRA Parent.

All statements in this report that do not directly and exclusively relate to historical facts constitute “forward-looking statements." These statements represent the Company's intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Form 10-K for the fiscal year ended April 3, 2015 and any updating information in subsequent SEC filings.   The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibit is filed herewith.

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of August 31, 2015, by and among Computer Sciences Corporation, Computer Sciences Government Services Inc., Star First Merger Sub Inc., Star Second Merger Sub LLC, SRA Companies, Inc., SRA International, Inc. and certain enumerated SRA stockholders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: September 4, 2015	By: /s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of August 31, 2015, by and among Computer Sciences Corporation, Computer Sciences Government Services Inc., Star First Merger Sub Inc., Star Second Merger Sub LLC, SRA Companies, Inc., SRA International, Inc. and certain enumerated SRA stockholders